EXHIBIT 16.1



February 4, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Bach Hauser, Inc.
     File # 000-26953


Dear Commissioners:

We have read the statements contained in Item 4.01 "Changes in Registrant's Certifying Accountant" of the Form 8-K of
Bach Hauser, Inc. to be filed with the Securities and Exchange Commission on or around February 7, 2005 and agree with the statements contained therein.


Very truly yours,


/s/ Stonefield Josephson, Inc.
Certified Public Accountants